KARTOON STUDIOS
CONTINUES EXECUTION OF GROWTH STRATEGY WITH PROFITABILITY TARGETED FOR Q2 2025; PROVIDES BUSINESS UPDATE FOR THE FIRST QUARTER OF 2024

Kartoon Channel!'s Streaming Business Achieved Profitability in the First Quarter of 2024 and Continues Growth; User Rankings in Apple App Store Now Beat Disney+; Operational Efficiencies Expected to Drive Company-Wide Profitability

Direct Operating Costs Reduced by Over 60% in the First Quarter of 2024 Compared to Same Period in 2023; 29% Reduction Sequentially Compared to the Fourth Quarter of 2023

Flagship Brand, “Stan Lee Universe,” Grows Across Multiple Sectors: New Store on Amazon; New Partnership with World’s Largest Digital Collectibles Platform, “VeVe” for Collectibles; and New YouTube Channel, 'Stan Lee

Presents,' Debuts with Over 300,000 Subscribers, Driving Revenues and Enhancing Global Fan Engagement, with Marvel Mastermind

Company Launches New AI Initiative Using Nvidia Omniverse, Revolutionizing Animation Pipeline; Mega-Brand to be Announced in Q2 2024

Company Takes in Cash to Enhance Liquidity as Catalogue of Animated Cartoon Characters Continues to Grow

Beverly Hills, CA – May 15, 2024: Kartoon Studios (NYSE American: TOON) today provided a business update for the first quarter ended March 31, 2024.

Andy Heyward, Chairman & CEO of Kartoon Studios, stated: “Following a transformative 2023 where we established a foundation for long-term growth and sustainable profitability, we reduced operational losses in the first quarter of 2024, and now project profitability in Q2 2025, as the animated brands and channels continue to expand and grow. Our Chief Financial Officer Brian Parisi's rapid implementation of strict cost discipline since joining us in September 2023 continues to positively affect our bottom line.”

Parisi commented: “We are confident recent actions will drive Kartoon Studios toward profitability in 2025. In the first quarter of 2024, we further reduced direct operating costs, which declined by over 60% compared to the same period last year, and sequentially by 29% from the fourth quarter of 2023. To further help move towards profitability, we continued to manage General & Administrative expenses, with costs declining by 18% over the same period last year, and sequentially by 16% from the fourth quarter of 2023. With the implementation of AI in production, we will continue to see margins increase and opportunities to expand our catalog of evergreen animation. Concurrent with the above, the Company maintains a healthy balance sheet with no Long-Term Debt.”

“With the media disruptions from the writers and actors strikes now behind us, we are excited about the traction each of our operating subsidiaries are experiencing,” continued Heyward. “Specifically, newly greenlit projects are projected to generate over $40 million of revenue within our Canadian production arm, Mainframe Studios, including PB&J for PBS, Super Kitties for Disney Channel, and new episodes of the hit, Unicorn Academy, currently one of the most viewed children’s series on Netflix, while the sales pipeline continues its rapid expansion with further orders expected this year. In the first quarter of 2024, our direct-to-consumer streaming services, including Kartoon Channel!, achieved profitability, driven by sustained subscriber growth and streamlined operations, showing month-over-month improvements continuing throughout the quarter and projected to continue growing. Available on a wide array of platforms, Kartoon Channel! has achieved extraordinary domestic penetration, reaching nearly 100% of U.S. television households, as its growth continues. Since its launch less than four years ago, Kartoon Channel! has rapidly emerged as a top platform for children's entertainment, featuring a wide range of safe, family-friendly programming with thousands of episodes. Our streaming app boasts extensive market penetration and top-notch quality, as evidenced by a 4.9 out of 5 stars rating on the Apple app store, making us the leading children’s streaming service with user rankings now ahead of Disney+, YouTube Kids, Netflix, PBS Kids, and Cartoon Network. Concurrently, our subscription service of Kartoon Channel!, including distribution on Amazon Prime Video Channels, continues to grow and has become increasingly profitable.

“Launching a kid’s streaming service was not easy, but we achieved profitability in record time, and believe this will be an ongoing driver of growth and profitability for years to come,” stated Todd Steinman, President of Toon Media Networks & Chief AI Officer.

Heyward added: “Further expanding our global presence, Kartoon Channel! Worldwide, under the leadership of Paul Robinson, former Managing Director of Disney Channel Worldwide, continues to grow across international markets. As Paul did years ago, when rolling out Disney Channel to become the pre-eminent kids broadcast service of its time, he has now brought the same talents and relationships to bear for Kartoon Channel! Worldwide, and the seeds have been planted to become the dominant global children’s service in the world. Overall, the strategies and tactics from Todd and Paul have been instrumental in growing our subscriber base, reducing customer acquisition costs, maintaining efficient operations, prioritizing content safety for children, and expanding the global footprint for what we anticipate will be sustained profitability for years to come. While many in our industry continue to face challenges, we take pride in this remarkable achievement, and are confident this will result in sustained and growing profitability.”

“We are excited by the continued success of Beacon Media Group, our kids and family media agency,” stated Cindy Kelly, President of Beacon Media Group. “We have expanded our client roster by adding six new advertisers and launching strategic marketing initiatives, driving growth in a challenging market, while creating effective partnerships across the organization with Kartoon Channel!, Frederator Network, and Mainframe Studios. Beacon’s innovative approaches, including self-serve programmatic campaigns, dynamic influencer marketing, and new social commerce tactics, have significantly improved and enhanced client performance in awareness, engagement, conversion, and cost efficiency.”

Lloyd Mintz, EVP of Global Consumer Products at Kartoon Studios, remarked: “As the controlling partner of Stan Lee Universe, LLC, Kartoon Studios launched the first Stan Lee branded storefront on Amazon, powered by Meteor, in April. We believe this game-changing initiative offers an incredible, far-reaching, and trusted e-commerce platform to provide Stan’s tens of millions of devoted fans worldwide, easy access for the first time to an ever-changing and expanding collection of Stan Lee merchandise. The Stan Lee storefront offers a collection of branded apparel and merchandise with graphics and allows the brand to further engage with its digital community of fans. In addition to the Stan Lee store on Amazon, our cutting-edge partnership with VeVe, the world’s largest digital collectibles platform, and Multiverse Clothing Company, to launch several upcoming drops of Stan Lee ‘phygital’ collectible programs, provides the Company with opportunities for recurring revenue, growth, and fan engagement. We look forward to building an even more engaged community and expanding Stan Lee Universe both in the U.S. and globally.”

Heyward also noted: “Kartoon Studios recently launched the “Stan Lee Presents” channel on YouTube, with over 300,000 subscribers. The newly branded channel, formerly “Cinematica,” will be managed by Kartoon Studios’ subsidiary, Frederator Networks, one of the largest animation networks on YouTube, with millions of subscribers and billions of views annually. The “Stan Lee Presents” channel is dedicated to all things related to Stan Lee, featuring content from his personal archives, Stan Lee’s digital comic books, interviews, behind-the-scenes content, seldom-seen historical materials, as well as exclusive previews of upcoming projects from the Stan Lee Universe, including clips, trailers, and more. Moreover, the channel will not only focus on Stan Lee-related content but will feature programs that reflect the wider cultural impact and fan base of Stan Lee. Frederator Networks plans to release new videos and shorts each week, with plans to expand this schedule through the rest of the year. Stan is known as the creator and co-creator of Spiderman, Iron Man, Incredible Hulk, Thor, Black Panther, Guardians of the Galaxy, The Fantastic Four, and the Avengers, all done when he was the Publisher and creative head of Marvel. In fact, there is a treasure trove of superheroes that Stan created after Marvel, which we are getting ready to roll out.”

Steinman further commented: “We have initiated the development of a new generative AI toolkit and workflow tailored to support the creation, production, and post-production of new animated content. We also aim is to enhance and expand the quality and distribution of existing catalog episodes and acquisitions, while realizing transformational cost savings. Over the past year, we have invested considerable time and resources to deepen our understanding of AI's potential impacts on our business. Our dedication to integrating AI signifies a crucial transformation in how we approach content creation and distribution. This initiative marks the beginning of a new phase of innovation and, aiming to solidify Kartoon Studios' role as a pioneer in animated entertainment.”

Parisi concluded: "Kartoon Studios remains deeply committed to enhancing our operational efficiency and enforcing rigorous cost control measures aimed at driving long-term, profitable growth. Our strategies are proving effective, as highlighted by the reduction in our loss from operations to the lowest level since Q3 2022. Furthermore, our direct operating costs have seen a significant decrease compared to the same period in 2023, and have dropped further from the fourth quarter of 2023. Importantly, General & Administrative expense declined by almost 18% compared to the 2023 comparable quarter and sequentially by 16% from the 2023 fourth quarter. We are continuously reviewing and refining our business processes to identify further cost reductions. In line with these efforts, we have decided to reorganize our Finance & Accounting department, which includes reducing staff numbers. This restructuring is anticipated to cut departmental costs by about 33%, and, along with other cost-saving measures, it should further reduce our operational losses and hasten our progress towards sustainable and growing profitability. We recently raised capital to enhance our liquidity and our balance sheet, and although we experienced a negative impact on our stock price, we are confident the prudent deployment of this capital will drive long-term value, and fuel our growth. I am incredibly proud of our achievements during my relatively short tenure with the Company. We are managing towards a strong future and look forward to the Company’s prospects.”

Kartoon Studios reported revenue of $6.1 million for the quarter ended March 31, 2024. As of March 31, 2024, the Company had current assets of $41.0 million, working capital of $6.1 million, and total stockholders’ equity of $46.5 million. The Company had no Long-Term Debt as of March 31, 2024.

Complete details of Kartoon Studios’ financial results for the first quarter ended March 31, 2024, are available in the Company’s Form 10-Q, which has been filed with the Securities & Exchange Commission and is available on the Company’s website.

The Company plans an announcement around a mega-brand later in the quarter.

About Kartoon Channel!
Available everywhere and anywhere kids are today, Kartoon Studios’ Kartoon Channel! is a family entertainment destination that delivers 1000s of episodes of carefully curated and safe family-friendly content. The channel features original content, including Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, Rainbow Rangers, and Shaq’s Garage, starring Shaquille O’Neal and Rob “Gronk” Gronkowski. Kartoon Channel! also delivers animated classics for little kids, such as Peppa Pig Shorts, Mother Goose Club, Barney and Friends, Om Nom Stories, as well as content for bigger kids, like Angry Birds, Talking Tom & Friends and Yu-Gi-Oh!. Kartoon Channel! also offers STEM-based content through its Kartoon Classroom, including Baby Genius and more, as well as a Spanish language collection on the platform, KC En Espanol.

Kartoon Channel! is available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, Samsung and LG Smart TVs.

Internationally, Kartoon Channel! is currently available in key territories around the world, including India (Jio via Powerkids Entertainment), Africa and Sub-Sahara Africa (StarTimes), Australia and New Zealand (Samsung TV Plus), Germany (Waipu), Philippines (Tapp Digital), Mongolia (Mobinet Media), Malaysia (Astro), Indonesia (Linknet)
and Maldives (Dhiraagu). Kartoon Channel! Branded blocks are also currently available daily in 69 countries across the Middle East, Africa, Latin America and Europe.

About Kartoon Studios
Kartoon Studios (NYSE AMERICAN: TOON) is a global end-to-end creator, producer, distributor, marketer, and licensor of entertainment brands. The Company’s IP portfolio includes original animated content, including the Stan Lee brand, Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger, on Kartoon Channel! and Ameba; Shaq’s Garage, starring

Shaquille O’Neal, on Kartoon Channel!; Rainbow Rangers on Kartoon Channel! and Ameba; the Netflix Original, Llama Llama, starring Jennifer Garner, and more.

In 2022, Kartoon Studios acquired Canada’s WOW! Unlimited Media and made a strategic investment becoming the largest shareholder in Germany’s Your Family Entertainment AG (FRA:RTV), one of Europe’s leading distributors and broadcasters of high-quality programs for children and families.

Toon Media Networks, the Company’s wholly owned digital distribution network, consists of Kartoon Channel!, Frederator Network, and Ameba. Kartoon Channel! is a globally distributed entertainment platform with near full penetration of the U.S. market. Kartoon Channel! and Ameba are available across multiple platforms, including iOS, Android Mobile, Web, Amazon Prime Video, Apple TV, Amazon Fire, Roku, Pluto TV, Comcast, Cox, Dish, Sling TV, Android TV, Tubi, Xumo, and Samsung and LG Smart TVs. Frederator Network owns and operates one of the largest global animation networks on YouTube, with channels featuring over 2000 exclusive creators and influencers, garnering billions of views annually.

For additional information, please visit www.kartoonstudios.com

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Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; the potential issuance of a significant number of shares, which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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